Exhibit 99(d)(1)(q)

SCHEDULE A TO INVESTMENT ADVISORY AGREEMENT

Each portfolio of Ohio National Fund, Inc. shall pay fees to Ohio National Investments, Inc. computed at the following rates as provided in Paragraph 8 of the Agreement:

ON AB Small Cap Portfolio	ON Federated High Income Bond Portfolio
0.73% of first $400 million	0.75% of first $75 million
0.675% of next $200 million	0.70% of next $75 million
0.63% over $600 million	0.65% of next $75 million
0.60% over $225 million
ON AB Mid Cap Core Portfolio
0.715% of first $100 million	ON Nasdaq-100® Index Portfolio
0.71% of next $200 million	0.40% of first $100 million
0.69% of next $200 million	0.35% of next $150 million
0.66% over $500 million	0.33% over $250 million

ON Janus Henderson Forty Portfolio	ON BlackRock Advantage Small Cap Growth Portfolio
0.73% of first $100 million	0.78% of first $100 million
0.68% of next $400 million	0.75% of next $400 million
0.63% over $500 million	0.70% over $500 million

ON S&P 500® Index Portfolio	ON S&P MidCap 400® Index Portfolio
0.40% of first $100 million	0.40% of first $100 million
0.35% of next $150 million	0.35% of next $150 million
0.33% over $250 million	0.33% over $250 million

ON BlackRock Advantage Large Cap Core Portfolio	ON BlackRock Advantage Large Cap Growth Portfolio
0.64% of first $500 million	0.66% of first $500 million
0.62% over $500 million	0.64% over $500 million

ON Bond Portfolio	ON Risk Managed Balanced Portfolio
0.60% of first $100 million	0.88% of first $500 million
0.50% of next $150 million	0.74% of next $1.3 billion
0.45% of next $250 million	0.72% over $1.8 billion
0.40% of next $500 million
0.30% of next $1 billion	ON iShares Managed Risk Balanced Portfolio
0.25% over $2 billion	0.58% of first $1.5 billion
0.55% over $1.5 billion
ON BlackRock Balanced Allocation Portfolio
0.58% of first $100 million	ON iShares Managed Risk Moderate Growth Portfolio
0.50% of next $150 million	0.58% of first $1.5 billion
0.45% of next $250 million	0.55% over $1.5 billion
0.40% of next $500 million
0.30% of next $1 billion	ON iShares Managed Risk Growth Portfolio
0.25% over $2 billion	0.58% of first $1.5 billion
0.55% over $1.5 billion
ON BlackRock Advantage International Equity Portfolio
0.72% of first $200 million	ON U.S. Low Volatility Portfolio
0.70% of next $800 million	0.575% of first $500 million
0.66% over $1 billion	0.555% over $500 million

ON BlackRock Advantage Large Cap Value Portfolio	ON AB Relative Value Portfolio
0.67% of first $500 million	0.65% of first $100 million
0.65% over $500 million	0.61% of next $200 million
0.59% over $300 million
ON Federated Core Plus Bond Portfolio
0.56% of first $100 million	ON Moderately Conservative Model Portfolio
0.54% of next $150 million	ON Balanced Model Portfolio
0.50% of next $150 million	ON Moderate Growth Model Portfolio
0.45% of next $350 million	ON Growth Model Portfolio
0.43% over $750 million	0.40% of the average daily net assets

Agreed and accepted as of August 19, 2022.

OHIO NATIONAL FUND, INC.	OHIO NATIONAL INVESTMENTS, INC.

/s/ Jeffery A. Bley, Jr.	/s/ Gary Rodmaker
Jeffery A. Bley, Jr., President	Gary Rodmaker, President